RESTRICTED STOCK AGREEMENT

MANDALAY MEDIA, INC.

AGREEMENT made as of the _______ day of March [__], 2009 (the “Grant Date”), between Mandalay Media, Inc. (the “Company”), a Delaware corporation, and [________________________] (the “Participant”).

WHEREAS, the Company has adopted the 2007 Employee, Director and Consultant Stock Plan, as amended (the “Plan”), to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates; and

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant shares of the Company’s common stock, $.0001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS, Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Terms of Grant.  The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement, __________ Shares of the Company’s Common Stock (such shares subject to adjustment pursuant to Section 24 of the Plan and Subsection 2.1(g) hereof, the “Granted Shares”) at a purchase price of $0.0001 per share (the “Purchase Price”), receipt of which is hereby acknowledged by the Company by the Participant’s prior service to the Company and which amount will be reported, for United States Participants, as income on the Participant’s W-2 for this calendar year and, for non-United States Participants, as required under the laws of their taxing jurisdiction.

2.1.           Forfeiture Provisions.

(a)           Lapsing Forfeiture Right.  In the event that for any reason the Participant is no longer an employee, director or consultant of the Company or an Affiliate prior to one (1) year from the Grant Date (the “Termination”), the Participant (or the Participant’s Survivor) shall, on the date of Termination, immediately forfeit to the Company (or its designee) the number of Granted Shares which have not yet lapsed in accordance with the schedule set forth below (the “Lapsing Forfeiture Right”).

The Company’s Lapsing Forfeiture Right is as follows:

(i)           A pro rata portion of the Granted Shares shall be vested and free of the Lapsing Forfeiture Right as of the Termination based on the number of days elapsed from the Grant Date until one (1) year from the Grant Date (rounded down to the nearest whole share), plus such additional shares as may be determined pursuant to the Salary Reduction Acknowledgement dated as of the date hereof, and the remaining Granted Shares shall be forfeited to the Company.

(b)           Effect of a For Cause Termination.  Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or an Affiliate terminates the Participant’s employment or service for Cause, all of the Granted Shares then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for Cause or that he or she engaged in conduct which would constitute Cause.

(c)           Effect of Change of Control.  Except as otherwise provided in Subsection 2.1(b) above, the Company’s Lapsing Forfeiture Right shall terminate, and the Participant’s ownership of all Granted Shares then owned by the Participant shall become vested and free of the Lapsing Forfeiture Right in the event of a Change of Control (as defined below).

Change of Control means (i) a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (ii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d)           Prohibition on Transfer.  The Participant recognizes and agrees that all Granted Shares even if no longer subject to the Lapsing Forfeiture Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee) for a period of one year from the Grant Date (the “Holding Period”).  The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(d), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(d).

(e)           Escrow.  The certificates representing all Granted Shares issued to the Participant hereunder shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(e).  The Company shall promptly release from escrow and deliver to the Participant within 30 days of the Holding Period a certificate for the whole number of Granted Shares, if any, as to which the Company’s Lapsing Forfeiture Right has lapsed . In the event of forfeiture to the Company of Granted Shares subject to the Lapsing Forfeiture Right, the Company shall release from escrow as of the date of Termination and cancel a certificate for the number of Granted Shares so forfeited.  Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.

(f)           Failure to Deliver Granted Shares to be Forfeited.  In the event that the Granted Shares to be forfeited to the Company under this Agreement or subject to the Holding Period are not in the Company’s possession pursuant to Subsection 2.1(e) above or otherwise and the Participant or the Participant’s Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement.  The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(g)           Adjustments.  The Plan contains provisions covering the treatment of the Granted Shares in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to the Granted Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

2.2	General Restrictions on Transfer of Granted Shares.

(a)           The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed ninety (90) days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”).  Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.  Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(b)           The Participant acknowledges and agrees that neither the Company nor, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3.           Purchase for Investment; Securities Law Compliance.  The offering and sale of the Granted Shares have not been effectively registered under the Securities Act of 1933, as amended (the “1933 Act”).  The Participant hereby represents and warrants that he or she is acquiring the Granted Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Granted Shares. The Participant understands that because the Granted Shares have not been registered under the Securities Act, the Participant must continue to bear the economic risk of the investment for an indefinite period of time. The Participant represents and warrants that the Participant (1) has been furnished with all information which it deems necessary to evaluate the merits and risks of the receipt of the Granted Shares, (2) has had the opportunity to ask questions concerning the Granted Shares and the Company and all questions posed have been answered to its satisfaction, (3) has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Granted Shares and the Company and (4) has such knowledge and experience in financial and business matters that the Participant is able to evaluate the merits and risks of investing in the Granted Shares and to make an informed investment decision relating thereto.  The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the 1933 Act, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance.  The Participant shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

4.           Rights as a Stockholder.  The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein and in the Plan.

5.           Legend.  In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of March [__], 2009 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

6.           Incorporation of the Plan.  The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound.  The provisions of the Plan are incorporated herein by reference.

7.           Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Forfeiture Right, shall be the Participant’s responsibility.  Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant’s being deemed to be in receipt of earned income, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company under applicable tax law.  The Participant has been given the opportunity to obtain the advice of his or her tax advisors with respect to the tax consequences of the purchase of the Granted Shares and the provisions of this Agreement.

Upon execution of this Agreement, if the Participant is a United States tax payer, the Participant may file an election under Section 83 of the Code in substantially the form attached as Exhibit B.  The Participant acknowledges that if he does not file such an election, as the Granted Shares are released from the Lapsing Forfeiture Right in accordance with Section 2.1, the Participant will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant.

Any taxes due from the Participant that are required to be withheld by the Company under any applicable tax law shall be paid, at the option of the Participant, as follows:

(a)           through reducing the number of shares of Common Stock actually released to the Participant from the Lapsing Forfeiture Right in an amount equal to the amount of minimum withholding tax due and payable by the Company.  Fractional shares will not be retained to satisfy any portion of the withholding tax.  Accordingly, the Participant agrees that in the event that the amount of withholding owed would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck; or

(b)           requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Participant’s estimated total federal, state and local tax obligations associated with the termination of the Lapsing Forfeiture Right with respect to the Granted Shares or otherwise withholding from the Participant’s paycheck an amount equal to the withholding tax due and payable.

8.           Equitable Relief.  The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9.           No Obligation to Maintain Relationship.  The Company is not by the Plan or this Agreement obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate.  The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing repurchase or forfeiture right, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10.           Notices.  Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Mandalay Media, Inc.
2121 Avenue of the Stars
Suite 2550
Los Angeles, CA 90067
Attn:  James Lefkowitz

If to the Participant:

____________________________________
____________________________________
____________________________________
____________________________________

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11.           Benefit of Agreement.  Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12.           Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the State of California and agree that such litigation shall be conducted in the state courts of State of California or the federal courts of the United States for the District of Los Angeles, California.

13.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14.           Entire Agreement.  This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15.           Modifications and Amendments; Waivers and Consents.  The terms and provisions of this Agreement may be modified or amended as provided in the Plan.  Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.           Consent of Spouse/Domestic Partner.  If the Participant has a spouse or domestic partner as of the date of this Agreement, the Participant’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit A hereto, effective as of the date hereof.  Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties.  If the Participant subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Participant shall, not later than sixty (60) days thereafter, obtain his or her new spouse/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

17.           Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.           Data Privacy.  By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Mandalay Media, Inc.

By:
Name:
Title:

Participant:

Print Name:

EXHIBIT A

CONSENT OF SPOUSE/DOMESTIC PARTNER

I, ____________________________, spouse or domestic partner of _________________________, acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of March [__], 2009 (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.  I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Forfeiture Right in favor of Mandalay Media, Inc. (the “Company”) and that, accordingly, I may be required to forfeit to the Company any or all of the Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

I agree to the Lapsing Forfeiture Right described in the Agreement and I hereby consent to the forfeiture of the Granted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement.  Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Granted Shares with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT.  I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the _______ day of ________________, 2009.

Print Name:

A-1

EXHIBIT B

Election to Include Gross Income in Year
of Transfer Pursuant to Section 83(b)
of the Internal Revenue Code of 1986, as amended

In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby elects to include in his gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

The following sets for the information required in accordance with the Code and the regulations promulgated hereunder:

1.	The name, address and social security number of the undersigned are:

Name: _____________________
Address: ____________________
____________________
Social Security No.: ________________

2.	The description of the property with respect to which the election is being made is as follows:

____________ (___) shares (the “Shares”) of Common Stock, $0.0001 par value per share, of Mandalay Media, Inc., a Delaware corporation (the “Company”).

3.	This election is made for the calendar year 2009, with respect to the transfer of the property to the Taxpayer on March [__], 2009.

4.	Description of restrictions: The property is subject to the following restrictions:

In the event taxpayer’s employment with the Company or an Affiliate is terminated, the taxpayer shall forfeit the Shares as set forth below:

A.
If the Participant’s Termination is prior to March [__], 2009, the pro rata portion of the Granted Shares based on the number of days elapsed from March [___], 2009 to March [___], 2010 [plus an additional ___ days ] (rounded down to the nearest whole share) shall vest, and the remaining Granted Shares shall be forfeited to the Company.

5.
The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $[__] per Share.

6.	The amount paid by taxpayer for said property was $0.0001 per Share.

7.	A copy of this statement has been furnished to the Company.

Signed this ____ day of ______________, 2009.

Print Name:

B-1